Exhibit 99.1

Trio Petroleum Corp.

California, May 23, 2025 (GLOBE NEWSWIRE) — Trio Petroleum Corp (NYSE American: TPET) (“Trio” or the “Company”), a California-based oil and gas company, has decided to suspend operations at McCool Ranch and will terminate its efforts to acquire a working interest in the project. We have made this determination, because, under previously negotiated terms, natural gas prices and water disposal costs, particularly in California, where McCool Ranch is located, makes it cost prohibitive for the Company to employ cyclic-steam operations to increase production and will not be economically feasible in the long run. The Company has decided to focus its efforts on other sites which it believes will be more economically feasible, and hopefully generate greater profits for the Company.

About Trio Petroleum Corp

Trio Petroleum Corp is an oil and gas exploration and development company in California, Saskatchewan and Utah.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this press release of Trio Petroleum Corp (“Trio”) and its representatives and partners that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words “estimates,” “believes,” “hopes,” “expects,” “intends,” “on-track”, “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Acts and are subject to the safe harbor created by the Acts. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Trio’s control, that could cause actual results to materially and adversely differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth in the Risk Factors sections of the Trio reports filed with the Securities and Exchange Commission (SEC). Copies of such documents are available on the SEC’s website, www.sec.gov. Trio undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Relations Contact:

Redwood Empire Financial Communications

Michael Bayes

(404) 809 4172

michael@redwoodefc.com